Exhibit 10.7

FIRST SUPPLEMENT TO SERIES CERTIFICATE AGREEMENT

by and between

FEDERAL HOME LOAN MORTGAGE CORPORATION,
in its corporate capacity

and

FEDERAL HOME LOAN MORTGAGE CORPORATION,
in its capacity as Administrator

Dated July 16, 2019

relating to

FREDDIE MAC
MULTIFAMILY M CERTIFICATES
Series M-033

$31,560,000 Class A Certificates
$21,071,928.18 Class B Certificates

relating to

the Bonds described herein

SPONSOR: ATAX TEBS III, LLC

FIRST SUPPLEMENT TO SERIES CERTIFICATE AGREEMENT

This FIRST SUPPLEMENT TO SERIES CERTIFICATE AGREEMENT (this “Supplement”) is dated July 16, 2019 by and between FEDERAL HOME LOAN MORTGAGE CORPORATION, in its corporate capacity (“Freddie Mac”) and FEDERAL HOME LOAN MORTGAGE CORPORATION, in its capacity as Administrator (the “Administrator”) on behalf of the Holders of the Series of Class A Certificates (the “Class A Certificates”) and the Class B Certificates (the “Class B Certificates”) (collectively, the “Certificates”) described on the cover page.  This Supplement supplements the Series Certificate Agreement dated as of July 1, 2015 (the "2015 Series Certificate Agreement") by and between Freddie Mac and the Administrator, which incorporates by reference the Standard Terms of the Series Certificate Agreement dated as of September 1, 2015 (the "Standard Terms" and together with the 2015 Series Certificate Agreement and this Supplement, the "Series Certificate Agreement") by and between Freddie Mac and the Administrator.  All capitalized terms used and not defined herein shall have the meaning set forth in the Standard Terms.

RECITALS:

A.Pursuant to the 2015 Series Certificate Agreement, Freddie Mac issued its Multifamily M Certificates Series M-033 on July 10, 2015.

B.On the date hereof (the "Term Reset Rate Effective Date"), the interest rate on the Class A Certificates is being converted to the Term Reset Rate pursuant to Section 5.03 of the Standard Terms and this Supplement is being delivered in order to set forth the terms of the Class A Certificates in the Term Reset Rate and to make certain amendments to the 2015 Series Certificate Agreement.

C.The Class A Certificates were originally issued with an Initial Certificate Balance of $84,285,000 and as of the date hereof have a Current Class A Certificate Balance of $31,560,000.  The Class B Certificates were originally issued with an Initial Certificate Balance of $21,071,928.18 and as of the date hereof have a Current Class B Certificate Balance of $21,071,928.18.

D.The conditions to the Term Reset Rate Effective Date and the amendment of the 2015 Series Certificate Agreement have either been satisfied or waived.

AGREEMENT:

Section 1.The interest rate mode on the Class A Certificates is hereby converted to the Term Reset Rate.  The Term Reset Rate applicable to the Class A Certificates shall be 2.65% per annum.  Such Term Reset Rate shall be in effect from and including the Term Reset Rate Effective Date through the Series Expiration Date.  The Term Reset Rate may not be converted to another Reset Rate.  The computation of interest on the Class A Certificates following the Term Reset Rate Effective Date shall be performed on the basis of a 360-day year consisting of twelve 30-day months for each Accrual Period, with each calendar month of the Accrual Period being deemed to consist of 30 days.  Notwithstanding anything to the contrary in the 2015 Series Certificate Agreement regarding remarketing the Class A Certificates at par, the Class A Certificates are being remarketed at a price of 101.379%.

Section 2.[Reserved].

Section 3.[Reserved].

Section 4.The provisions of the Standard Terms relating to a change in the Reset Rate Method, the Tender Option, the Optional Disposition Date and the Mandatory Tender of Class Certificates shall not be applicable to the Series Pool (other than with respect to Mandatory Tenders resulting from a Liquidity Provider Termination Event or a Clean-Up Event which shall be applicable to the Series Pool).

Section 5.The last paragraph of Section 3.08 of the Standard Terms is hereby amended and restated to read as follows:

In addition to the foregoing notice, with respect to a Release Event occurring as a result of the Sponsor’s delivery of notice to the Administrator that it has elected to purchase all of the Bonds in the Series Pool on June 1, 2030 (the “Optional Series Termination Date”), the Administrator, following receipt of such notice from the Sponsor, shall provide written notice to the Registered Holders of such Release Event not less than twenty (20) days prior to the Optional Series Termination Date, which notice will set forth (A) a brief statement that the Sponsor has elected to cause a Release Event of all of the Bonds on the Optional Series Termination Date, (B) that the Release Event is conditioned upon the Sponsor depositing at least five (5) Business Days prior to the Optional Series Termination Date funds sufficient to pay in full the Release Purchase Price and Hypothetical Gain Share, if any, due on the Optional Series Termination Date, and any additional amounts owed by the Sponsor to Freddie Mac (or making escrow arrangements acceptable to Freddie Mac with respect to the same) and (C) that if such conditions are not satisfied, such Release Event shall not occur.

Section 6.The definition of “Release Event” in Exhibit A to the Standard Terms is hereby amended and restated to read as follows:

“Release Event” means, with respect to any series of Bonds, the occurrence of either (i) a Tax Event with respect to such Bonds, (ii) an event of default pursuant to the related Bond Documents, (iii) a material adverse credit condition with respect to the Bonds or under the related Bond Documents or Bond Mortgage Documents or the Reimbursement Agreement (including but not limited to a loss of or failure to establish a real estate tax abatement for a related Project where applicable), (iv) the Sponsor’s delivery of notice to the Administrator that the Sponsor has elected to purchase a portion of the Bonds in connection with a substitution of Bonds as provided in Section 3.10 of the Standard Terms, (v) the termination of the Series in accordance with Article XIII of the Standard Terms, (vi) a breach of a representation or warranty made by the Sponsor with respect to a series of Bonds or related Project is not cured pursuant to the Reimbursement Agreement, (vii) the Sponsor’s delivery of notice to the Administrator that the Sponsor has elected to purchase all of the Bonds in the Series Pool on June 1, 2030 or (viii) the failure of the related Project to achieve Stabilization by the date required by the terms of the Reimbursement Agreement.

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Section 7.Notwithstanding any provisions of the Standard Terms to the contrary, including those regarding the establishment and deposit of funds into the Distribution Account and the requirement to segregate Assets of the Series Pool, for so long as Freddie Mac is the Administrator, Freddie Mac shall not be required to establish separate Distribution Accounts and related subaccounts for each Series Pool, and may comingle payments received on the Assets with its other assets provided it at all times maintains accurate books and records with respect to all amounts of principal, interest and prepayment premium, if any, received on the Assets and amounts paid out on the Certificates and otherwise complies with the terms of the Standard Terms.

Section 8.Except as supplemented hereby, all terms, covenants and conditions of the Series Certificate Agreement remain unchanged and are in full force and effect.

[Signatures follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective duly authorized officers or signatories as of the day and year first above written.

FEDERAL HOME LOAN MORTGAGE CORPORATION, in its corporate capacity

By:	/s/ Curtis Melvin
Curtis Melvin
Multifamily, Production Director

FEDERAL HOME LOAN MORTGAGE CORPORATION, as Administrator

By:	/s/ Curtis Melvin
Curtis Melvin
Multifamily, Production Director

[Freddie Mac Signature Page to First Supplement to
Series Certificate Agreement - Series M-033]

SPONSOR ACCEPTANCE

The Sponsor hereby consents, acknowledges, accepts and agrees to the terms of this Supplement.

ATAX TEBS III, LLC, a Delaware limited liability company

By:	AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership (f/k/a America First Tax Exempt Investors, L.P.), its Sole Member

By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership
Its:	General Partner

By:	THE BURLINGTON CAPITAL GROUP LLC, a Delaware limited liability company
Its:	General Partner

By:	/s/ Craig S. Allen
Craig S. Allen
CFO

[Sponsor Signature Page to First Supplement to
Series Certificate Agreement - Series M-033]